BRITISH COLUMBIA	NUMBER: 600692

CERTIFICATE
OF
CHANGE OF NAME

COMPANY ACT

I Hereby Certify that

ADR GLOBAL ENTERPRISES LTD.

has this day changed its name to

SONIC ENVIRONMENTAL SOLUTIONS INC.

Issued under my hand at Victoria, British Columbia on December 12, 2002

/s/ John S. Powell
JOHN S. POWELL
Registrar of Companies
PROVINCE OF BRITISH COLUMBIA
CANADA

BRITISH
COLUMBIA
I CERTIFY THIS IS A COPY OF A DOCUMENT FILED ON DEC 12 2002 /s/ John S. Powell JOHN S. POWELL REGISTRAR OF COMPANIES PROVINCE OF BRITISH COLUMBIA	__________________________________ FORM 19 (Section 348) __________________________________	Certificate of Incorporation No. 600692

COMPANY ACT

SPECIAL RESOLUTION

The following special resolution* was passed by the undermentioned company on the date stated:

Name of company:	ADR Global Enterprises Ltd.
Date resolution passed:	November 29, 2002

Resolution

"RESOLVED, as special resolutions that:

1. The name of the Company be changed from:

ADR Global Enterprises Ltd.

to:

Sonic Environmental Solutions Inc.

2. The Memorandum as altered by this resolution be in the form attached hereto and marked Schedule A."

Certified a true copy on December 9, 2002.

/s/ Bernard Zinkhofer
(Signature) ____________________________
BERNARD ZINKHOFER
for LANG MICHENER
(Relationship to Company) Solicitor

SCHEDULE A

As altered by Special Resolution
dated November 29, 2002

BRITISH COLUMBIA

COMPANY ACT

ALTERED MEMORANDUM

OF

SONIC ENVIRONMENTAL SOLUTIONS INC.

1. The name of the Company is Sonic Environmental Solutions Inc.

2. The authorized capital of the Company consists of 100,000,000 Common shares without par value.